For Immediate Release: November 15, 2007

BOARD OF DIRECTORS

Daniel P. Myers
President & CEO
Bridge Capital Holdings
Bridge Bank, N.A.

Allan C. Kramer, M.D.
Chairman
Investor

Richard M. Brenner
The Brenner Group, Inc.

Owen Brown
Owen Brown Enterprises, Ltd.

David V. Campbell
Costella Kirsch, Inc.

Robert P. Gionfriddo
Executive Vice President
Bridge Bank, N.A.

Robert P. Latta
Wilson Sonsini Goodrich & Roasati

Thomas M. Quigg
Investor

Barry A. Turkus
BT Commercial

EXECUTIVE OFFICERS

Daniel P. Myers
President
Chief Executive Officer

Timothy W. Boothe
Executive Vice President
Chief Operating Officer

Thomas A. Sa
Executive Vice President
Chief Financial Officer

Robert P. Gionfriddo
Executive Vice President
President

Kenneth B. Silveira
Executive Vice President
Chief Technology Officer

CONTACTS:

Daniel P. Myers
Bridge Bank, N.A.
408-556-8301
dan.myers@bridgebank.com

Thomas A. Sa
Bridge Bank, N.A.
408-556-8308
tom.sa@bridgebank.com

Sheryle Bolton Joins Bridge Capital Holdings Board

San Jose, California - November 15, 2007 -- Bridge Capital Holdings (NASDAQ: BBNK), whose sole subsidiary is Bridge Bank, National Association, Silicon Valley’s professional business bank, announced today that Sheryle Bolton was appointed to the company’s Board of Directors. She was also appointed to the subsidiary Bank’s Board of Directors.
“We are very pleased to announce the addition of Sheryle to the Bridge Capital Holdings Board. Her extensive and highly successful experience will add considerable depth to the Board,” said Allan C. Kramer, MD, Chairman of Bridge Capital Holdings and the Bank, “Her leadership roles with startups, IPO’s and public companies will enhance Bridge Bank’s client service strategies into the future.”
Sheryle Bolton has managed a variety of technology companies over the course of her extensive business career. From 2005 to 2007, Ms. Bolton was the founder and CEO of QUIXIT, Inc. Prior to QUIXIT, she was Chairman and CEO of Scientific Learning Corporation, which she led through a highly successful public offering in 1999.
“I am excited to serve on the board of such a fast growing and successful bank,” said Ms. Bolton. “I look forward to participating in the development of bank strategy and capabilities to better serve Silicon Valley businesses, a sector that is rich with opportunity for Bridge Bank.”
In addition to her background of managing technology companies, Ms. Bolton served as a director or trustee on the boards of over thirty domestic and international Scudder-Kemper mutual funds with more than $60 billion of assets under management. She also served as Vice President of Investment Banking with Merrill Lynch Capital Markets and as a senior executive for institutional clients with Rockefeller & Company, a global asset management firm.
Ms. Bolton holds a BA in English and Masters in Linguistics from the University of Georgia and an MBA from Harvard Business School.
She is a Trustee of Berry College and a Director of the East Bay YMCA. Ms. Bolton has also served as the Chair of the Forum for Women Entrepreneurs and Executives, a member of TechNet, SIIA, ASHA, and was chosen by her Harvard Business School Classmates for the 2005 “Making a Difference” Award for bringing brain research to K-12 reading challenges as CEO of Scientific Learning. She has also been the subject of two Stanford Business School cases for entrepreneurial studies courses.
Since opening in 2001, Bridge Bank has been recognized as one of the fastest growing and best performing banks in California and the Nation. At September 30, 2007, the Company reported total assets of $790 million and year to date earnings of $8.2 million, an increase of 30% from the prior year.
Bridge Bank specializes in providing superior service and customized banking solutions to small and middle-market, and emerging technology businesses, in Silicon Valley, California, and the nation. The bank’s product offerings include 24/7 internet-based business cash and treasury management, on-line account statement and item imaging, remote deposit capture, commercial lines of credit, construction loans, Small Business Administration 7(a) and 504 loans as an SBA Preferred Lender Participant-accredited direct lender, and factoring and asset-based loans through its Bridge Capital Finance Group.

About Bridge Capital Holdings
Bridge Capital Holdings is the holding company for Bridge Bank, National Association. Bridge Capital Holdings was formed on October 1, 2004 and is listed on The NASDAQ Stock Market under the trading symbol BBNK.
Visit Bridge Capital Holdings on the web at www.bridgebankcapitalholdings.com.

About Bridge Bank, N.A.
Bridge Bank is Santa Clara County's full-service professional business bank. The Bank is dedicated to meeting the financial needs of small and middle-market, and emerging technology businesses, in the Silicon Valley, Palo Alto, Redwood City, East Bay, Sacramento, San Diego, Orange County, Dallas, TX, and Reston, VA business Communities. Bridge Bank provides clients with a comprehensive package of business banking solutions delivered through experienced and professional bankers. Visit Bridge Bank on the Web at www.bridgebank.com.

Forward Looking Statements

Certain matters discussed in this press release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbors created by that Act. Forward-looking statements describe future plans, strategies, and expectations, and are based on currently available information, expectations, assumptions, projections, and management’s judgment about the Bank, the banking industry and general economic conditions. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward looking statements.
These risks and uncertainties include, but are not limited to: (1) competitive pressures in the banking industry; (2) changes in interest rate environment; (3) general economic conditions, nationally, regionally, and in operating markets; (4) changes in the regulatory environment; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) future credit loss experience.

Bridge Capital Holdings.
55 Almaden Boulevard
San Jose, California 95113
Telephone: (408) 556-8300
www.bridgebank.com